NATIONS FUND TRUST

                        (A Massachusetts Business Trust)

                      CERTIFICATE: CLASSIFICATION OF SHARES


         The undersigned, Secretary of Nations Fund Trust (the "Trust"), hereby certifies that the Board of Trustees of the Trust duly adopted the following votes at a meeting held on May 26, 1999:

         WHEREAS, the Trustees of the Trust approved a Multi-Class Plan pursuant to Rule 18f-3 under the 1940 Act on April 3, 1995, which describes the terms of the Trust's multiple class share distribution system; and

         WHEREAS, it has been recommended that the Trust establish three new classes of shares, designated as the Investor A Shares, Investor B Shares and Investor C Shares, of Nations Strategic Equity Fund (the "Investor Shares");

         NOW THEREFORE BE IT:

         VOTED, that pursuant to Section 5.1 of the Trust's Declaration of Trust, an unlimited number of authorized, unissued shares be, and they hereby are, allocated to Nations Strategic Equity Fund and divided into and classified as a separate class of Nations Strategic Equity Fund as follows:

         (i) Nations Strategic Equity Fund -- Investor A Shares, Investor B Shares and Investor C Shares;

         FURTHER VOTED, that the Board of Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust, hereby finds that the amendments to the Multi-Class Plan for the Trust, in substantially the form presented at this meeting, including the method contained herein for allocating expenses among the classes in a single Fund, are in the best interests of each class of shares of Nations Strategic Equity Fund of the Trust individually and the Trust as a whole;

         FURTHER VOTED, that the amendments to the Multi-Class Plan for the Trust, in substantially the form presented at this meeting, be, and they hereby are, ratified and approved by the Board of Trustees, including a majority of the non-interested Trustees; and

         FURTHER VOTED, that consideration received by the Trust for the issue or sale of the Investor Shares of Nations Strategic Equity Fund of the Trust shall be invested and reinvested with the consideration received by the Trust for the issue and sale of all of the Fund's other classes (individually a "Class" and collectively the "Classes"), together with all income, earnings, profits and proceeds thereof, including the proceeds derived from the sale, exchange or liquidation thereof, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets

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of the Trust allocated to Nations Strategic Equity Fund of the Trust by the Board of Trustees in accordance with the Trust's Declaration of Trust, and each share of any Class of Nations Strategic Equity Fund (individually, a "Share" and collectively, the "Shares") shall share equally with each Share of all the Classes of such Fund in such consideration and other assets, income, earnings, profits and proceeds thereof; and

         FURTHER VOTED, that the officers of the Trust be, and each hereby is, authorized and directed to take all such actions as and when the officers taking such action, in consultation with the Trust's counsel, deem necessary or appropriate to effect establishment of the new series including, but not limited to, executing, sealing, delivering and filing the Certificate of Classification of Shares, and any and all other documents, instruments, papers and writings as he or she may deem necessary or appropriate to perform and carry out the preceding votes, such determination to be conclusively evidenced by such acts.

         The foregoing votes remain in full force and effect as of the date hereof.


Dated as of:  May 26, 1999                             /s/ Richard H. Blank, Jr.
                                                       -------------------------
                                                       Richard H. Blank, Jr.
                                                       Secretary
Subscribed and sworn to before
me this 7th day of September, 1999



      /s/ Laura A. Brown
     ---------------------
Name: Laura A. Brown
      Notary Public



Commission Expires: 4-4-06


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